Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

MAG Silver Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$136,131,000 (2)	$147.60 per $1,000,000	$20,092.94

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$136,131,000		$20,092.94

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due (4)							$20,092.94

(1)

There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, rights, units and warrants of MAG Silver Corp. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $250,000,000 (or its equivalent in any other currency used to denominate the securities). See Table 3.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

Table 3: Combined Prospectuses

In US Dollars

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	File Number	Initial Effective Date

Unallocated (Universal) Shelf	—	(1)	$113,869,000	333-237807	April 23, 2020

(1)

The prospectus contained herein relates to an aggregate of $250,000,000 of securities, including, pursuant to Rule 429 under the Securities Act, $113,869,000 of unsold securities that were previously registered under the Registrant’s Registration Statement on Form F-10 (File No. 333-237807) filed on April 23, 2020 (the “2020 Registration Statement”), for which the Registrant previously paid $7,550 in registration fees (Registrant transferred funds of $7,550 and used offsets for the remainder of the fee), pertaining to the registration of $250,000,000 of securities of the Registrant, of which $159,869,000 remained unutilized and was used to offset the total filing fee of $5,069 paid by the Registrant with respect to the Registration Statement on Form F-10 (File No. 333-269411) filed on January 25, 2023, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-269411) filed on January 26, 2023 and Amendment No. 2 to the Registration Statement on Form F-10 (File No. 333-269411) filed on February 2, 2023 (collectively, the “2023 Registration Statement”), pertaining to the registration of $46,000,000 of common shares of the Registrant. This Registration Statement combines the remaining $113,869,000 of unsold securities from the 2020 Registration Statement with an additional $136,131,000 of unallocated (universal) shelf to enable an aggregate $250,000,000 of securities to be offered pursuant to the combined prospectus. No separate registration fee is payable with respect to the $113,869,000 of unsold securities which were previously registered on the 2020 Registration Statement.